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Exhibit 23.3

CONSENT OF MANCERA, S.C.

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form F-3 and related Prospectus of Desarrolladora Homex, S.A.B. de C.V. and subsidiaries for the registration of shares of its common stock and debt securities and to the incorporation by reference therein of our reports dated June 26, 2009, with respect to the consolidated financial statements of Desarrolladora Homex, S.A.B. de C.V. and subsidiaries and the effectiveness of internal control over financial reporting of Desarrolladora Homex, S.A.B. de C.V. and subsidiaries, included in its Annual Report on Form 20-F for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

Mancera, S.C. A Member Practice of Ernst & Young Global
/s/ C.P.C. CARLOS ALBERTO ROCHIN CASANOVA C.P.C. Carlos Alberto Rochin Casanova
Culiacán, Sinaloa, México September 21, 2009

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  Exhibit 23.3
CONSENT OF MANCERA, S.C.